Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE SURGICAL ANNOUNCES SECOND QUARTER EARNINGS
SUNNYVALE, CALIF. July 21, 2015 - Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in robotic-assisted surgery, today announced financial results for the quarter ended June 30, 2015.

Q2 Highlights

•
Worldwide da Vinci procedures grew approximately 14% over the second quarter of 2014, up 8% sequentially over the first quarter of 2015, driven primarily by growth in U.S. general surgery procedures and broad-based procedure growth in Asia and other international markets.

•	The Company shipped 118 da Vinci Surgical Systems, compared to 96 in the second quarter of 2014 and 99 in the first quarter of 2015.

•	Non-GAAP* revenue of $586 million for the quarter grew approximately 16% compared with $507 million for the second quarter of 2014.

•	Second quarter 2015 non-GAAP* net income was $173 million, or $4.57 per diluted share, compared with $140 million, or $3.73 per diluted share, for the second quarter of 2014.

•	During the second quarter 2015 the Company obtained FDA 510(k) clearance for additional da Vinci Xi instruments, including the harmonic ACE curved shears product.

•
In June, the Company obtained CE mark clearance for its integrated table motion product for the da Vinci Xi Surgical System. With this advancement, the patient table tilt and trend can now be adjusted during a procedure with the robotic arms docked to facilitate robotic-assisted surgery. Initial European cases have been completed and European customer availability is anticipated later this year. We have also recently filed an FDA form 510(k) for this product in the United States.

Q2 Financial Summary
Revenue, gross profits, income from operations, net income, and net income per share are reported on a GAAP and non-GAAP basis. The non-GAAP measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
Revenue in the second quarter of 2015 was $586 million, an increase of approximately 14% compared with $512 million in the second quarter of 2014. Second quarter 2015 non-GAAP revenue was equal to GAAP revenue and increased by approximately 16%, compared with $507 million in the second quarter of 2014. Second quarter 2014 non-GAAP revenue excluded $6 million of net revenue associated with da Vinci Xi System trade-out offers.
Second quarter 2015 instrument and accessory revenue increased by approximately 13% to $297 million, compared with $262 million for the second quarter of 2014 driven by approximately 14% growth in da Vinci procedure volume. GAAP and non-GAAP instrument and accessory revenue were approximately the same in both quarters.
Second quarter 2015 systems revenue increased by approximately 22% to $176 million, compared with $144 million for the second quarter of 2014. Second quarter 2015 non-GAAP systems revenue was equal to GAAP systems revenue and increased by approximately 27%, compared with $138 million in the second quarter of 2014. Second quarter 2014 non-GAAP systems revenue excluded $6 million of net revenue associated with da Vinci Xi System trade-out offers. Intuitive Surgical shipped 118 da Vinci Surgical Systems in the second quarter of 2015, compared with 96 in the same period last year.

Second quarter 2015 service revenue increased by approximately 6% to $113 million, compared with $107 million for the second quarter of 2014. GAAP and non-GAAP service revenue were the same in both quarters.
Second quarter 2015 income from operations increased to $174 million, compared with $143 million in the second quarter of 2014. Second quarter 2015 non-GAAP income from operations increased to $228 million, compared with $196 million in the second quarter of 2014.
Second quarter 2015 GAAP net income was $135 million, or $3.56 per diluted share, compared with $104 million, or $2.77 per diluted share, for the second quarter of 2014. Second quarter 2015 non-GAAP net income was $173 million, or $4.57 per diluted share, compared with $140 million, or $3.73 per diluted share, for the second quarter of 2014. Second quarter 2015 GAAP and non-GAAP* net income benefited from $8 million of discrete income tax items.
Intuitive Surgical ended the second quarter of 2015 with $2.9 billion in cash, cash equivalents, and investments, an increase of $202 million during the quarter, primarily driven by cash generated from operations.
Commenting on the announcement, Dr. Gary Guthart, President and CEO of Intuitive Surgical, said, “We are pleased with our second quarter procedure growth and financial results. We remain focused on supporting our customers in their mission of bringing high value care to patients."
Additional supplemental financial and procedure information has been posted to the Investor Relations section of the Intuitive website at: http://phx.corporate-ir.net/phoenix.zhtml?c=122359&p=irol-IRHome.

Webcast and Conference Call Information
Intuitive Surgical will hold a teleconference at 1:30 p.m. PDT today to discuss the second quarter 2015 financial results. The call is being webcast by NASDAQ OMX and can be accessed at Intuitive Surgical's website at www.intuitivesurgical.com or by dialing (800) 398-9367 or (612) 288-0337.

About Intuitive Surgical, Inc.
Intuitive Surgical, Inc. (Nasdaq: ISRG), headquartered in Sunnyvale, Calif., is the global leader in robotic-assisted, minimally invasive surgery. Intuitive Surgical develops, manufactures, and markets the da Vinci Surgical System.

About the da Vinci Surgical System
The da Vinci Surgical System is a surgical platform designed to enable complex surgery using a minimally invasive approach. The da Vinci Surgical System consists of an ergonomic surgeon console or consoles, a patient-side cart with three or four interactive arms, a high-performance vision system and proprietary EndoWrist® instruments. Powered by state-of-the-art technology, the da Vinci Surgical System is designed to scale, filter and seamlessly translate the surgeon’s hand movements into more precise movements of the EndoWrist instruments. The net result is an intuitive interface with improved surgical capabilities. By providing surgeons with superior visualization, enhanced dexterity, greater precision and ergonomic comfort, the da Vinci Surgical System makes it possible for skilled surgeons to perform more minimally invasive procedures involving complex dissection or reconstruction. For more information about clinical evidence related to da Vinci Surgery, please visit www.intuitivesurgical.com/company/clinical-evidence/.
da Vinci® and EndoWrist® are trademarks of Intuitive Surgical, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding European customer availability for the Company’s integrated table motion product for the da Vinci Xi Surgical System. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: the impact of global and regional economic and credit market conditions on health care spending; health care reform legislation in the United States and its impact on hospital spending, reimbursement and fees which will be levied on certain medical device revenues; decreases in hospital admissions and actions by payers to limit or manage surgical procedures; timing and success of product development and market acceptance of developed products; procedure counts; regulatory approvals, clearances and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which we operate; unanticipated manufacturing disruptions or the inability to meet demand for products; the results of legal proceedings to which we are or may become a party; product liability and other litigation claims; adverse publicity regarding the Company and the safety of our products and adequacy of training; our ability to expand into foreign markets; and other risk factors under the heading “Risk Factors” in our report on Form 10-K for the year ended December 31, 2014, as updated by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

*About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: non-GAAP revenue, non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and non-GAAP net income per share ("EPS"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding non-cash charges, such as amortization of intangible assets and share-based compensation ("SBC") expenses, and other special items. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.
Non-GAAP revenue. We define non-GAAP revenue as revenue excluding the impact of reserve adjustments recorded in connection with trade-in rights provided to certain customers in connection with the launch of our da Vinci Xi Surgical System that are accounted for as a right of return.
Non-GAAP gross profit. We define non-GAAP gross profit as gross profit excluding the amortization of intangible assets, expenses related to SBC, and the impact of revenue and costs deferred in connection with trade-in rights provided to certain customers in connection with the launch of our da Vinci Xi Surgical System that are accounted for as a right of return.
Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding the amortization of intangible assets, expenses related to SBC, impact related to the da Vinci Xi trade out offers, product liability litigation charges, and other special items.

Non-GAAP net income and EPS. We define non-GAAP net income as net income excluding the amortization of intangible assets, expenses related to SBC, impact related to the da Vinci Xi trade out offers, product liability litigation charges, non-cash impairment of investments, and other special items, net of the related tax effects. The tax effects are determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on our operating results. We define non-GAAP EPS as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and non-GAAP EPS exclude amortization of intangible assets and SBC, which are recurring expenses. SBC has been and will continue to be for the foreseeable future a significant recurring expense in our business. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income and non-GAAP EPS may differ from the components that our peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

INTUITIVE SURGICAL, INC.
UNAUDITED QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended
In millions (except per share data)	June 30, 2015	March 31, 2015	June 30, 2014
Revenue:
Instruments and accessories	$296.8	$277.2	$261.9
Systems	176.0	141.0	143.7
Services	113.3	113.9	106.6
Total revenue	586.1	532.1	512.2
Cost of revenue:
Product	160.1	153.5	133.5
Service	39.5	41.8	34.3
Total cost of revenue	199.6	195.3	167.8
Gross profit	386.5	336.8	344.4
Operating expenses:
Selling, general, and administrative	163.3	162.0	161.2
Research and development	49.4	44.4	40.2
Total operating expenses	212.7	206.4	201.4
Income from operations	173.8	130.4	143.0
Interest and other income (expense), net	4.6	4.3	(0.4)
Income before taxes	178.4	134.7	142.6
Income tax expense	43.9	37.7	38.6
Net income	$134.5	$97.0	$104.0
Net income per share:
Basic	$3.64	$2.64	$2.82
Diluted	$3.56	$2.57	$2.77
Shares used in computing net income per share:
Basic	36.9	36.7	36.9
Diluted	37.8	37.7	37.6

INTUITIVE SURGICAL, INC.
UNAUDITED SIX MONTHS ENDED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Six months ended
	June 30,
In millions (except per share data)	2015	2014
Revenue:
Instruments and accessories	$574.0	$516.7
Systems	317.0	249.7
Services	227.2	210.5
Total revenue	1,118.2	976.9
Cost of revenue:
Product	313.6	247.3
Service	81.3	69.8
Total cost of revenue	394.9	317.1
Gross profit	723.3	659.8
Operating expenses:
Selling, general, and administrative	325.3	377.0
Research and development	93.8	83.2
Total operating expenses	419.1	460.2
Income from operations	304.2	199.6
Interest and other income, net	8.9	3.5
Income before taxes	313.1	203.1
Income tax expense	81.6	54.8
Net income	$231.5	$148.3
Net income per share:
Basic	$6.29	$3.94
Diluted	$6.14	$3.87
Shares used in computing net income per share:
Basic	36.8	37.6
Diluted	37.7	38.3

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

In millions	June 30, 2015	December 31, 2014
Cash, cash equivalents and investments	$2,868.6	$2,497.0
Accounts receivable, net	321.5	315.1
Inventories	201.3	181.7
Property, plant and equipment, net	408.6	387.4
Goodwill	201.1	198.0
Deferred tax assets	174.8	171.3
Other assets	178.6	208.9
Total assets	$4,354.5	$3,959.4

Accounts payable and other accrued liabilities	$337.9	$358.1
Deferred revenue	223.9	221.9
Total liabilities	561.8	580.0
Stockholders’ equity	3,792.7	3,379.4
Total liabilities and stockholders’ equity	$4,354.5	$3,959.4

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended			Six months ended
In millions (except per share data)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
GAAP revenue	$586.1	$532.1	$512.2	$1,118.2	$976.9
Deferral (recognition) of revenue related to Xi trade-out offers	—	—	(5.7)	—	19.9
Non-GAAP revenue	$586.1	$532.1	$506.5	$1,118.2	$996.8

GAAP gross profit	$386.5	$336.8	$344.4	$723.3	$659.8
Xi trade-out offers	—	—	(3.4)	—	16.1
Share-based compensation expense	8.5	8.8	7.9	17.3	15.4
Amortization of intangible assets	3.3	3.3	1.8	6.6	3.6
Non-GAAP gross profit	$398.3	$348.9	$350.7	$747.2	$694.9

GAAP income from operations	$173.8	$130.4	$143.0	$304.2	$199.6
Xi trade-out offers	—	—	(3.4)	—	16.1
Share-based compensation expense	41.2	41.2	41.9	82.4	82.7
Amortization of intangible assets	6.2	6.2	4.7	12.4	9.4
Product liability litigation charges	6.6	7.2	9.6	13.8	77.0
Non-GAAP income from operations	$227.8	$185.0	$195.8	$412.8	$384.8

GAAP net income	$134.5	$97.0	$104.0	$231.5	$148.3
Xi trade-out offers	—	—	(3.4)	—	16.1
Share-based compensation expense	41.2	41.2	41.9	82.4	82.7
Amortization of intangible assets	6.2	6.2	4.7	12.4	9.4
Product liability litigation charges	6.6	7.2	9.6	13.8	77.0
Impairment of investments	—	—	4.2	—	4.2
Tax adjustments	(15.7)	(17.0)	(20.8)	(32.7)	(59.0)
Non-GAAP net income	$172.8	$134.6	$140.2	$307.4	$278.7

GAAP net income per share - diluted	$3.56	$2.57	$2.77	$6.14	$3.87
Xi trade-out offers	—	—	(0.09)	—	0.42
Share-based compensation expense	1.09	1.09	1.11	2.19	2.16
Amortization of intangible assets	0.16	0.16	0.13	0.33	0.25
Product liability litigation charges	0.17	0.19	0.26	0.37	2.01
Impairment of investments	—	—	0.11	—	0.11
Tax adjustments	(0.41)	(0.44)	(0.56)	(0.88)	(1.54)
Non-GAAP net income per share - diluted	$4.57	$3.57	$3.73	$8.15	$7.28